EXHIBIT 10.23

              CONSULTING CONTRACT DATED JULY 1, 1995 BY AND BETWEEN
                        ALL AMERICAN SEMICONDUCTOR, INC.
                           AND THE EQUITY GROUP, INC.



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              CONSULTING CONTRACT DATED JULY 1, 1995 BY AND BETWEEN
           ALL AMERICAN SEMICONDUCTOR, INC. AND THE EQUITY GROUP, INC.

     THIS CONTRACT made as of the 1st day of July 1995 by and between All American Semiconductor, Inc. ("SEMI"), a Delaware corporation, having offices at 16115 Northwest 52nd Avenue, Miami, Florida, and The Equity Group Inc., a New York Corporation, ("Equity"), having offices at 919 Third Avenue, New York, New York.

     WHEREAS, SEMI desires to secure the services of Equity as a consultant and Equity desires to provide such services to SEMI;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

     1. Equity hereby agrees that it will render financial public relations/investor relations services, the purpose of which is to help SEMI communicate with the financial community, the media and with shareholders. The services shall include the introduction of SEMI to the financial community and to the business and financial media as well as acting as the liaison between the Company and these audiences; advice and assistance in the planning and preparation of interim reports to shareholders; the preparation and dissemination of press releases relating to important business developments; and acting only in advisory capacity with regard to annual reports. Equity will also advise SEMI in all other areas that relate to its posture as a public company.

     2.     The Term of this Contract shall commence on July
1, 1995 and shall continue until June 30, 1996.

     3. (a) In consideration of the services to be rendered and performed by Equity during the term of this Contract, SEMI will pay Equity an aggregate amount of $39,600, payable in twelve
(12) installments of $3,300 on the first day of each calendar month during the term hereof. Upon the full execution hereof, SEMI shall prepay the first 3 and last 3 months payments in the aggregate amount of $19,800.

            (b) In addition, SEMI will issue to Equity a warrant, (the "Warrant") to purchase forty five thousand (45,000) shares of SEMI common stock. The actual issuance of the Warrant is subject to the consent of Lew Lieberbaum and Company and the approval by the shareholders of additional authorized shares at a meeting to be held in August, 1995. The Warrant will be exercisable for a five year period at an exercise price of two dollars and fifty cents ($2.50) per share of common stock issued pursuant to the Warrant. The Warrant shall have piggy-back registration rights.

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All American Semiconductor, Inc.                                       Page 2
Consulting Contract

            (c) Equity shall also be reimbursed for all reasonable and necessary out-of-pocket expenses as approved by SEMI and incurred in the performance of its duties, to be paid upon presentation of monthly statements.

     4. Equity will use its best efforts to perform these services for SEMI consistent with and specifically recognizing
Equity's commitments and obligations to other businesses for which it performs services.

     5. Equity agrees that neither it nor its employees or agents will during the term of this Contract, or at any time thereafter, disclose or divulge or use, directly or indirectly, any confidential information, data, trade secrets, etc., relating to the business of SEMI learned in connection with its work for SEMI. The provisions of this paragraph shall survive the termination of this Contract, and shall continue until such information, data, trade secrets, etc., becomes public knowledge through no fault of Equity or any of its employees or agents.

     6. As a consultant for SEMI, Equity must at all times rely upon the information supplied to Equity by SEMI's authorized officers, directors, agents and employees as to accuracy and completeness. Therefore, SEMI agrees to indemnify, hold harmless and defend Equity, its directors, officers, employees and agents from and against any and all claims, actions, proceedings, losses, liabilities, costs and expenses, (including, without limitation, reasonable attorney's fees) incurred by any of them in connection with or as the result of any inaccuracy, incompleteness or omission of information given to Equity by such authorized personnel of SEMI.

     7. In the event action of proceeding is commenced with respect to this Contract, the prevailing party shall be entitled to receive payment from the other party of its legal fees and expenses.

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All American Semiconductor, Inc.                                       Page 3
Consulting Contract

     8. This Contract will not be assigned (including by operation of law) by either party hereto and shall be interpreted under the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed this Contract on the date above written.

THE EQUITY GROUP INC.                   ALL AMERICAN SEMICONDUCTOR, INC.

By: /s/ ROBERT GOLDSTEIN                By: /s/ BRUCE M. GOLDBERG
    --------------------------              -----------------------------
    Robert Goldstein                        Bruce M. Goldberg
    President                               President